Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-51671 and 333-99499) of Highwoods Realty Limited Partnership and in the related Prospectuses of our report dated January 18, 2005, with respect to the consolidated financial statements and schedules of Highwoods Realty Limited Partnership included in this Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Raleigh, North Carolina

January 18, 2005